Exhibit 99.1
6 January 2006
Dear Shareholders (and friends) of AssuranceAmerica,
As the year ended there were several very positive developments for our company. In particular, the financial results for November were excellent. (Our December financials are not yet finalized and we will report on this later in January).
In addition to Georgia, South Carolina, Texas and Alabama, where we were already approved as a Carrier, we are now also licensed by the Insurance Departments in Florida, Mississippi and West Virginia. Acting on our previous approval, we expect to be writing our first policy in Texas by February 1. We are growing our internal management capacity to expand into three states a year in order to continue our strategy of geographical diversification.

	November 2005 (Unaudited)
	Current Month			Year-to-date
	2005	2004	Change	2005	2004	Change
	(In $1,000)%			(In $1,000)%
· MGA/Carrier Gross Premiums Produced *	$6,195	$2,181	184%	$52,409	$27,934	88%
· MGA/Carrier Revenues *	3,231	1,388	132%	26,025	15,750	65%
· Retail Agencies Gross Premium Produced*†	4,388	4,130	6%	55,120	43,339	27%
· Retail Agencies Group Revenues *†	798	601	33%	8,540	6,246	37%
· Company Revenues †	3,715	1,986	87%	33,205	21,996	51%
· Company Pre-Tax Income †	190	3	5,705%	2,228	(172)	1,297%

*	Before inter-company eliminations

†	Current year financial data includes agency acquisitions that may not be included in prior year data.
To follow your stock and read the full text of our most recent press releases, we suggest you go to http://finance.yahoo.com, symbol ASAM.OB.
Thank you for your continued interest and confidence in AssuranceAmerica Corporation.
Sincerely,

___________________________ Guy W. Millner Chairman	___________________________ Lawrence (Bud) Stumbaugh President and Chief Executive Officer
P.S. Save the date of April 27, 2006 for our BBQ and Annual meeting!
This document is for informational purposes only and is not intended for general distribution. It does not constitute an offer to sell, or a solicitation of an offer to buy securities in AssuranceAmerica Corporation. This document includes statements that may constitute
“forward-looking” statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.
5500 Interstate North Parkway — RiverEdge One — Suite 600 — Atlanta, Georgia 30328
770.933.8911 — fax 770.984.0173 — www.assuranceamerica.com